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                                KING & SPALDING
                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                            TELEPHONE: 404/572-4600
                            FACSIMILE: 404/572-5100



                                                                    EXHIBIT 5.1
                                 July 22, 1999



The Plastic Surgery Company
Two Midtown Plaza
Suite 1220
1360 Peachtree Street, NE
Atlanta, GA 30309

         RE: REGISTRATION STATEMENT ON FORM S-1 RELATING TO COMMON STOCK, NO PAR VALUE, OF THE PLASTIC SURGERY COMPANY

Gentlemen:

         We have acted as counsel for The Plastic Surgery Company, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to approximately 2,760,000 shares of Common Stock of the Company, no par value ("Common Stock"), to be sold by the Company to the underwriters named in the Registration Statement pursuant to an Underwriting Agreement, the form of which has been filed as an Exhibit to the Registration Statement (the "Underwriting Agreement").

         Such 2,760,000 shares include approximately 360,000 shares that may be purchased by the underwriters upon the exercise of an over-allotment option granted to the underwriters by the Company of which 228,200 shares will be sold by certain selling shareholders.

         As counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued in accordance with the terms set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.


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
1730 PENNSYLVANIA AVENUE, N.W.      1185 AVENUE OF THE AMERICAS         1100 LOUISIANA STREET, SUITE 3300
 WASHINGTON, D.C. 20006-4706          NEW YORK, NY 10036-4003                HOUSTON, TX 77002-5219
   TELEPHONE: 202/737-0500            TELEPHONE: 212/566-2100               TELEPHONE: 713/751-3200
   FACSIMILE: 202/626-3737            FACSIMILE: 212/556-2222               FACSIMILE: 713/751-3290
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The Plastic Surgery Company
July 22, 1999
Page 2




         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ KING & SPALDING
                                       KING & SPALDING